Exhibit 10.1(e)

SECOND AMENDMENT TO  REVOLVING LINE OF CREDIT NOTE AND
CREDIT AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING LINE OF CREDIT NOTE AND CREDIT AGREEMENT (this “Amendment”) is made as of the 29th day of May, 2012, by and between AMERICAN WOODMARK CORPORATION, a Virginia corporation (“Borrower”), and  WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”).

RECITALS

A.           Bank extended credit to Borrower (the “Loan”) as evidenced by that certain Revolving Line of Credit Note dated as of December 2, 2009 made by Borrower payable to the order of Bank in the original principal amount of Thirty-Five Million and No/100 Dollars ($35,000,000.00), as modified by that certain Amendment to Revolving Line of Credit Note and Credit Agreement dated as of January 3, 2012 (collectively, as further modified, amended, renewed, restated or replaced from time to time, the “Note”).

B.           Bank and Borrower entered into that certain Credit Agreement dated as of December 2, 2009, as modified by that certain Amendment to Revolving Line of Credit Note and Credit Agreement dated as of January 3, 2012 (collectively, as further modified or amended from time to time, the “Credit Agreement”), setting forth the terms and conditions of the Loan.

C.           The Loan is secured by those certain Security Agreements given by Borrower in favor of Bank described in Section 4 of this Amendment (collectively, as modified or amended from time to time, the “Security Agreements”), granting a security interest to Bank in certain personal property of Borrower as more particularly described therein.

D.           Borrower has requested, and Bank has agreed, to modify certain terms and conditions of the Note and Credit Agreement.

E.           Bank and Borrower mutually desire to modify and amend the provisions of the Note and Credit Agreement in the manner hereinafter set out, it being specifically understood that, except as herein modified and amended, the terms and provisions of the Note and Credit Agreement shall remain unchanged and continue in full force and effect as therein written.

AGREEMENT

NOW, THEREFORE, effective as of the date first written above, Bank and Borrower, in consideration of Bank’s continued extension of credit and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the foregoing, hereby agree that the Note and Credit Agreement shall be, and the same hereby are, modified and amended as follows:

1.           The Note is hereby modified and amended by deleting the text “one and one quarter percent (1.25%)”  in each instance where it appears in subsection (a) of the section of the Note entitled “INTEREST”, entitled “Interest”, and replacing such text with the following: “2.625%.”

2.           The Note is hereby further modified and amended by deleting and restating the last sentence of subsection (a) of the section of the Note entitled “BORROWING AND REPAYMENT”, entitled “Borrowing and Repayment”, in its entirety as follows: “The outstanding principal balance of this Note shall be due and payable in full on May ___, 2014.”

3.           The Credit Agreement is hereby modified and amended by deleting the text “one-quarter percent (0.25%)” where it appears in Subsection 1.2(c) of the Credit Agreement, entitled “Unused Commitment Fee”, and replacing such text with the following: “three-tenths of one percent (0.30%).”

4.           The Credit Agreement is hereby further modified and amended by deleting and restating the first sentence of Section 1.3 of the Credit Agreement, entitled “Collateral”, in its entirety as follows:

As security for all indebtedness and other obligations of Borrower to Bank subject to this Agreement, Borrower hereby grants to Bank a security interest in all Borrower’s Collateral as defined in and as more particularly described in (a) that certain Security Agreement: Specific Rights to Payment dated of even date herewith, as modified or amended from time to time, (b) that certain Security Agreement (Financial Assets) dated as of April 26, 2012, as modified or amended from time to time, and (c) that certain Security Agreement dated as of May ___, 2012, as modified or amended from time to time (collectively, “Security Agreement”).

5.           The Credit Agreement is hereby further modified and amended by adding the following text at the end of Section 4.3 of the Credit Agreement, entitled “FINANCIAL STATEMENTS AND OTHER REPORTS”, as follows:

In addition, Borrower shall deliver to Bank the KPMG management letter with respect to its 2012 audited financial statements within ten (10) days of its receipt by Borrower.

6.           The Credit Agreement is hereby further modified and amended by deleting the text “Maintain a ratio of Total Liabilities to Tangible Net Worth of not greater than 1.5 to 1.0 measured at the end of each fiscal quarter of Borrower” where it appears in subsection (a) of Section 4.9 of the Credit Agreement, entitled “FINANCIAL CONDITION”, and replacing such text with the following: “Maintain a ratio of Total Liabilities to Tangible Net Worth of not greater than 1.4 to 1.0 measured at the end of each fiscal quarter of Borrower.”

7.           The Credit Agreement is hereby further modified and amended by adding the following text as new subsections (b) and (c) of Section 4.9 of the Credit Agreement, entitled “FINANCIAL CONDITION”, as follows:

(b)          Maintain a ratio of Cash Flow to Fixed Charges of not less than 1.25 to 1.0 measured at the end of each fiscal quarter of Borrower on a rolling four-quarter basis, with “Cash Flow” defined as EBITDA plus rent and lease expense minus taxes minus dividends and stock repurchases minus capital expenditures (excluding such expenditures relating to the sale of Borrower’s assembly plant in Tahlequah, Oklahoma), and with “Fixed Charges” defined as the current portion of long term debt plus current capitalized lease obligations plus interest expense plus lease expense.  As used herein, “EBITDA” is defined as net income after taxes plus non-cash restructuring charges (in the Bank’s sole discretion) plus interest expense plus taxes plus depreciation and amortization plus non-cash stock compensation charges.

(c)          Maintain an Asset Coverage Ratio of not less than 1.47 to 1.0 measured at the end of each calendar month, with “Asset Coverage Ratio” defined as accounts receivables that are aged ninety (90) days or less from the date of invoice, are not attributable to goods in transit and are otherwise deemed eligible by Bank in its reasonable discretion divided by the balance of the Line of Credit which is not cash secured.

8.           The Credit Agreement is hereby further modified and amended by deleting and restating the proviso in Section 5.4 of the Credit Agreement, entitled “MERGER, CONSOLIDATION, TRANSFER OF ASSETS”, in its entirety as follows:

provided that (a) Borrower may merge into or consolidate with any subsidiary provided that Borrower is the continuing or surviving entity, (b) Borrower may sell, lease, transfer or otherwise dispose of assets held for sale as of May __, 2012 and (c) Borrower may, during any fiscal year of Borrower and in addition to assets described in clause (b), sell, lease, transfer or otherwise dispose of assets (other than working capital assets) having an aggregate net book value of not more than $5,000,000 (it being understood that Bank has authorized the disposition of assets in accordance with clauses (b) and (c) free of Bank’s security interest under the Security Agreement (whether such assets constitute Collateral or Proceeds)).

9.           The Credit Agreement is hereby further modified and amended by adding the following text as a new subsection (j) at the end of Section 6.1 of the Credit Agreement as follows:

(j)          Borrower shall experience a net loss as of the end of the fiscal quarter ending April 30, 2012 of greater than $6,500,000.00.

As a condition precedent to the effectiveness of this Amendment, on or before the date hereof Borrower shall have (i) paid to Bank all fees due and payable in connection with this Amendment, including, without limitation, all administrative expenses, legal fees (including attorneys’ fees) and/or out-of-pocket expenses, and (ii) delivered to Bank the KPMG management letter with respect to its 2011 audited financial statements.

IT IS MUTUALLY AGREED by and between the parties hereto that this Amendment shall become a part of the Note and Credit Agreement by reference and that nothing herein contained shall impair the security now held for said indebtedness, nor shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Note and/or Credit Agreement, except as herein amended, nor affect or impair any rights, powers or remedies under the Note and/or Credit Agreement, each as hereby amended.

Borrower promises and agrees to pay and perform all of the requirements, conditions and obligations under the terms of the Note and Credit Agreement, each as hereby modified and amended, said documents being hereby ratified and affirmed.  The execution and delivery hereof shall not constitute a novation or modification of the lien, encumbrance or security title of any of the instruments securing the Note, including, without limitation, the Security Agreements, which instruments shall continue to retain their priority as originally filed for record.  Borrower expressly agrees that the Note and Credit Agreement are in full force and effect and that Borrower has no right to setoff, counterclaim or defense to the payment thereof.  Any reference contained in the Note or Credit Agreement, as amended herein, or any of the other documents evidencing, securing or otherwise executed in connection with the Loan to the Note or Credit Agreement shall hereinafter be deemed to be a reference to such document as amended hereby.

This Amendment shall be closed without cost to Bank and all expenses incurred in connection with this closing (including, without limitation, all attorneys’ fees) are to be paid by Borrower.  Bank is not providing legal advice or services to Borrower.

This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflict of laws.

This Amendment shall be binding upon and inure to the benefit of any assignee or the respective heirs, executors, administrators, successors and assigns of the parties hereto.

This Amendment shall be attached to the Note as an allonge and shall become a part thereof as fully as if set forth therein.

This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute any of such counterparts.

[SIGNATURE PAGE FOLLOWS]

SECOND AMENDMENT TO  REVOLVING LINE OF CREDIT NOTE AND
CREDIT AGREEMENT

[SIGNATURE PAGE]

IN WITNESS WHEREOF, this instrument has been executed under seal by the parties hereto and delivered on the date and year first above written.

BORROWER:

AMERICAN WOODMARK CORPORATION,
a Virginia corporation

By:	/s/ Jonathan Wolk (SEAL)
Name:	Jonathan Wolk
Title:	Senior Vice President & CFO

BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Chad J. Harcum (SEAL)
Name:	Chad J. Harcum
Title:	Senior Vice President

18160019_2.DOC